NORTHWESTERN MUTUAL SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

Northwestern Mutual Series Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

First: The Corporation is registered as an open-end company under the Investment Company Act of 1940 and has been continuously so registered since its operations began.

Second: (a) The total number of shares of all classes of stock of the Corporation before the increase contemplated herein and the number and par value of the shares of each class, are as follows: sixty billion (60,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Six Hundred Million Dollars ($600,000,000).

(b) The shares are divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES

Index 500 Stock Portfolio Capital Stock	2,000,000,000

Select Bond Portfolio Capital Stock	2,000,000,000

Money Market Portfolio Capital Stock	2,000,000,000

Balanced Portfolio Capital Stock	3,000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000

International Equity Portfolio Capital Stock	2,000,000,000

High Yield Bond Portfolio Capital Stock	2,000,000,000

Large Cap Core Stock Portfolio Capital Stock	2,000,000,000

Growth Stock Portfolio Capital Stock	2,000,000,000

Index 400 Stock Portfolio Capital Stock	2,000,000,000

Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000

Small Cap Value Portfolio Capital Stock	2,000,000,000

International Growth Portfolio Capital Stock	2,000,000,000

Domestic Equity Portfolio Capital Stock	2,000,000,000

Asset Allocation Portfolio Capital Stock	2,000,000,000

Mid Cap Value Portfolio Capital Stock	2,000,000,000

Focused Appreciation Portfolio Capital Stock	2,000,000,000

Equity Income Portfolio Capital Stock	2,000,000,000

Large Cap Blend Portfolio Capital Stock	2,000,000,000

Large Company Value Portfolio Capital Stock	2,000,000,000

Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000

Emerging Markets Equity Portfolio Capital Stock	2,000,000,000

Inflation Protection Portfolio Capital Stock	2,000,000,000

Short-Term Bond Portfolio Capital Stock	2,000,000,000

Long-Term U.S. Government Bond Portfolio Capital Stock	2,000,000,000

Multi-Sector Bond Portfolio Capital Stock	2,000,000,000

Commodities Return Strategy Portfolio Capital Stock	2,000,000,000

Unallocated	3,000,000,000

TOTAL	60,000,000,000

Third: the board of directors of the Corporation at a meeting duly convened and held on May 9, 2013, in accordance with the procedural requirements of the by-laws of the Corporation, increased the total number of shares of capital stock that the Corporation has authority to issue, such action of the board of directors being taken in accordance with Section 2-105(c) of the Maryland General Corporation Law.

Fourth: (a) the total number of additional shares of all classes of stock of the Corporation authorized at said board meeting, and the number and par value of the shares of each class, are as follows: four billion shares of the par value of one cent ($0.01) a share, and having an aggregate par value of Forty Million Dollars ($40,000,000).

(b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows: sixty-four billion (64,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Sixty Hundred Forty Million Dollars ($640,000,000).

The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES

Index 500 Stock Portfolio Capital Stock	2,000,000,000

Select Bond Portfolio Capital Stock	3,000,000,000

Money Market Portfolio Capital Stock	2,000,000,000

Balanced Portfolio Capital Stock	4,000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000

International Equity Portfolio Capital Stock	3,000,000,000

High Yield Bond Portfolio Capital Stock	3,000,000,000

Large Cap Core Stock Portfolio Capital Stock	2,000,000,000

Growth Stock Portfolio Capital Stock	2,000,000,000

Index 400 Stock Portfolio Capital Stock	2,000,000,000

Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000

Small Cap Value Portfolio Capital Stock	2,000,000,000

International Growth Portfolio Capital Stock	2,000,000,000

Domestic Equity Portfolio Capital Stock	2,000,000,000

Asset Allocation Portfolio Capital Stock	2,000,000,000

Mid Cap Value Portfolio Capital Stock	2,000,000,000

Focused Appreciation Portfolio Capital Stock	2,000,000,000

Equity Income Portfolio Capital Stock	2,000,000,000

Large Cap Blend Portfolio Capital Stock	2,000,000,000

Large Company Value Portfolio Capital Stock	2,000,000,000

Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000

Emerging Markets Equity Portfolio Capital Stock	2,000,000,000

Inflation Protection Portfolio Capital Stock	2,000,000,000

Short-Term Bond Portfolio Capital Stock	2,000,000,000

Long-Term U.S. Government Bond Portfolio Capital Stock	2,000,000,000

Multi-Sector Bond Portfolio Capital Stock	2,000,000,000

Commodities Return Strategy Portfolio Capital Stock	2,000,000,000

Unallocated	3,000,000,000

TOTAL	64,000,000,000

IN WITNESS WHEREOF, Northwestern Mutual Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President, and attested and its corporate seal to be hereunder affixed by its Secretary, on May 13, 2013.

Attest:	NORTHWESTERN MUTUAL SERIES FUND,
INC.

/s/ Randy M. Pavlick	By:	/s/ Kate M. Fleming
Randy M. Pavlick, Secretary		Kate M. Fleming, President
[Corporate Seal]

The undersigned, President of Northwestern Mutual Series Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Kate M. Fleming
Kate M. Fleming, President
Northwestern Mutual Series Fund, Inc.